Exhibit 8.1

98 SAN JACINTO BLVD. SUITE 1500 AUSTIN, TEXAS 78701-4078 TEL +1 512.322.2500 FAX +1 512.322.2501 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

November 22, 2016

Tallgrass Energy GP, LP

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211-2609

Ladies and Gentlemen:

We have acted as counsel to Tallgrass Energy GP, LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the proposed offering and sale of Class A shares representing limited partner interests in the Partnership by selling security holders, as set forth in the prospectus dated August 10, 2016 (the “Base Prospectus”), forming part of the registration statement on Form S-3 (Registration No. 333-211753) (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the prospectus supplement to the Base Prospectus dated November 17, 2016 (the “Prospectus Supplement”).

In connection with the foregoing, we prepared (i) the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Base Prospectus and (ii) the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Prospectus Supplement (collectively, the “Discussion”).

We hereby confirm that all statements of legal conclusions contained in the Discussion constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Prospectus Supplement, subject to the assumptions, qualifications, and limitations set forth therein.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K dated on or about the date hereof and to the incorporation by reference of this opinion into the Registration Statement. We also consent to the reference to our Firm and this opinion in the Discussion. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.